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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
DRS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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June 30, 2004

Dear Fellow Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend DRS Technologies' 2004 Annual Meeting of Stockholders. This year's meeting will be held at 11:00 a.m. EDT on Thursday, August 5, 2004, at the Hanover Marriott Hotel, 1401 Route 10 East, Whippany, New Jersey. I look forward to personally greeting those of you who will attend the meeting. You are invited to join the Board of Directors and representatives of senior management for light refreshments beginning at 10:30 a.m.

The Annual Meeting will begin with the voting on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement, followed by a presentation on your Company and our fiscal 2004 performance.

Your vote is important. Please review the instructions on the proxy and voting instruction card. Whether or not you plan to attend the annual meeting, please be sure your shares are represented at the meeting by voting as soon as possible. You may vote over the Internet, by telephone or by mailing your proxy solicitation/voting instruction card.

Thank you for your ongoing support and continued interest in DRS Technologies. I look forward to seeing you on August 5th.

Sincerely,

meeting by voting as soon as possible. You may vote over the Internet, by telephone or by mailing your proxy solicitation/voting instruction card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 5, 2004

To the Stockholders of DRS TECHNOLOGIES, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "meeting") of DRS Technologies, Inc. ("DRS"), a Delaware corporation, will be held at the Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981, at 11:00 a.m., local time, on Thursday, August 5, 2004, for the following purposes:

  (1)
  To elect four Class III directors, each to hold office for a term of three years;

  (2)
  To consider and vote upon a proposal to ratify and approve the designation of KPMG LLP as DRS's independent registered public accounting firm; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on June 24, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By Order of the Board of Directors, DRS Technologies, Inc.
NINA LASERSON DUNN Secretary
Parsippany, New Jersey
June 30, 2004

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please vote as soon as possible. To vote your shares, call the toll-free telephone number (1-800-435-6710), use the Internet as described in the instructions on the enclosed proxy card, or complete, sign, date and return your proxy card. Voting by telephone, over the Internet or by written proxy will assure that your vote is counted at the meeting if you do not attend in person.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
AUGUST 5, 2004

        We are providing these proxy materials in connection with the solicitation of proxies by DRS Technologies, Inc. ("DRS") on behalf of the board of directors of DRS (the "board") for DRS's 2004 annual meeting of stockholders to be held on Thursday, August 5, 2004, at 11:00 a.m., local time, at the Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey 07981, or any adjournments or postponements thereof (the "meeting"). "We," "our," "us," "the Company" and "DRS" each refers to DRS Technologies, Inc.

        We are sending these proxy materials on or about July 2, 2004 to all stockholders of DRS as of June 24, 2004, the record date for the meeting. Stockholders who owned DRS common stock at the close of business on June 24, 2004 are entitled to attend and vote at the meeting. As of June 24, 2004, there were 27,073,453 shares of common stock outstanding. A stockholder list will be available for examination by DRS stockholders at the meeting and at the offices of the Company at 5 Sylvan Way, Parsippany, New Jersey 07054, during ordinary business hours during the ten-day period prior to the meeting for any purpose germane to the meeting.

VOTING AND REVOCATION OF PROXIES

        If your proxy is properly submitted and you do not revoke it, the persons named on the proxy card, or their substitutes, will vote the shares of common stock represented by your proxy in accordance with your directions. You are urged to grant or withhold authority to vote for the nominees for election as directors and to specify your choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy. If you submit a proxy without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the board with respect to other matters.

        The delivery of a proxy does not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of DRS at 5 Sylvan Way, Parsippany, New Jersey 07054, by executing and delivering another proxy dated after the proxy to be revoked or by attending the meeting and voting in person.

VOTING RIGHTS

        Each share of common stock entitles the holder to one vote on all matters presented at the meeting. The presence at the meeting in person or by proxy of a majority of the shares of the common stock shall constitute a quorum for the election of directors and for the transaction of other business at the meeting. If you are present in person or by proxy and you abstain as to any matter or if we have received a broker non-vote on your behalf, your abstention or broker non-vote will not be counted as a vote cast as to the matter to which it relates. Abstentions and broker non-votes will, however, be considered part of the quorum.

ELECTION OF DIRECTORS

        The board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year. Directors hold office for three-year terms and until their successors are elected and qualified. The size of the whole board is eleven directors; the board currently is composed of ten directors. The stockholders will elect four Class III directors at the meeting.

        If a quorum of stockholders is present in person or by proxy at the meeting, stockholders will elect directors by a plurality of the votes cast by such holders. A proxy that has properly withheld authority with respect to one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The Class I directors, Messrs. Mark S. Newman and Steven Honigman and Dr. Donald C. Fraser, will continue to serve until the expiration of their terms in 2005. The Class II directors, Messrs. Ira Albom and Mark N. Kaplan and General Dennis J. Reimer, will continue to serve until the expiration of their terms in 2006.

        The following section contains certain information concerning nominees for election at the meeting, as well as the directors whose terms of office will continue after the meeting, including their ages, any positions held with DRS, and their business experience. If any of the nominees listed below are unavailable to stand for election, an event which is not anticipated, the proxies named on the relevant proxy card may vote for a substitute nominee(s) chosen by the board.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

        Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of common stock that they represent to elect the following persons as Class III directors for three-year terms of office expiring at the 2007 annual meeting of stockholders:

WILLIAM F. HEITMANN—
Senior Vice President and Treasurer, Verizon Communications, Inc.

Mr. Heitmann, age 55, became a director in February 1997. Mr. Heitmann is Senior Vice President and Treasurer of Verizon Communications, Inc. He has been employed by Verizon Communications, Inc. since its formation in June 2000 through the merger of Bell Atlantic Corp. and GTE Corp. He was employed by Bell Atlantic Corp. and its predecessors since 1971, serving as a Vice President from 1996 and as Treasurer from June 1999. Previously, he was President and Chief Investment Officer of NYNEX Asset Management Company and President of NYNEX Credit Company. Mr. Heitmann serves as Chairman of Verizon Capital Corp. and Exchange Indemnity Corp. He is a member of the Real Estate Advisory Board of the New York Common Fund and The Financial Executives Institute and a director of its New York City chapter.

C. SHELTON JAMES—
President, C.S. James and Associates

Mr. James, age 64, became a director in February 1999. Mr. James is President of C.S. James and Associates, business advisors, and has served in that position since May 2000. From December 2001 to July 2002, he was CEO of Technisource, Inc., a provider of information technology staffing, outsourced solutions and computer systems. Mr. James was Chairman of the Board of Elcotel, Inc., a public communications company, until February 2000. He was President of Fundamental Management Corporation, an investment management com- pany, from 1993 to 1998. He was also Chairman and CEO of Cyberguard Corp. from August 1998 to March 1999. Mr. James serves as a director of Concurrent Computer Corporation, Inc. and CSPI, Inc.

RADM STUART F. PLATT, USN (Ret.)—
Chairman, The Wornick Company

Admiral Platt, age 70, became a director in 1991. Admiral Platt is Chairman of The Wornick Company, a producer of combat (MRE) and humanitarian rations for the Department of Defense, and has served in that position since 2000. From May 1994 until 1998, he served as a Vice President of DRS and President of our Data Systems Group. Admiral Platt also served as President of our wholly-owned subsidiary, DRS Precision Echo, Inc. (now known as DRS Data & Imaging Systems, Inc.), from July 1992 to July 1998. From 1998 to 2000, he was President and Chief Executive Officer of Western Marine Electronics Company, a supplier of commercial sonar systems and underwater protection systems. He currently also is Chairman of IDS Solutions, Inc., a Washington State-based data storage company, and is a director of Security Biometrics, Inc. Admiral Platt held various high level positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1987. He is Chairman of MANAKOA (MKOS), and also serves as Chairman of The Historic Battleship Society and Chairman of Harbor Wing Hawaii, Inc. Admiral Platt is the author of "The Armament Tide."

ERIC J. ROSEN—
Managing Director, Onex Investment Corp.

Mr. Rosen, age 43, became a director in August 1998. He is a Managing Director of Onex Investment Corp. and has been with Onex Investment Corp. since 1989. Previously, he worked at Kidder, Peabody & Co. in both the Mergers and Acquisitions and Merchant Banking Groups. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of DRS, are first cousins.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE EXPIRATION OF THEIR TERMS AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

MARK S. NEWMAN—
Chairman of the Board, President and Chief Executive Officer of DRS

Mr. Newman, age 54, became a director in 1988. Mr. Newman, who has been employed by us since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and Executive Vice President in 1987. In May 1994, Mr. Newman became the President and Chief Executive Officer of DRS and in August 1995, he became Chairman of the Board. Mr. Newman is a director of Congoleum Corporation, Refac, SSG Precision Optronics, Inc., and Opticare Health Systems, Inc. He is Chairman of the board of directors of the American Electronics Association and is a director of Business Executives for National Security. He is also a member of the Board of Governors of the Aerospace Industries Association. Mr. Newman and Mr. Rosen, a director of DRS, are first cousins.

THE HONORABLE DR. DONALD C. FRASER—
Professor, Boston University

Dr. Fraser, age 63, became a director in 1993. He is the founder and Director of the Boston University Photonics Center and a Professor of Engineering and Physics at that university. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He served as Deputy Director of Operational Test and Evaluation for Command, Control, Communications and Intelligence from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communications, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.

THE HONORABLE STEVEN S. HONIGMAN—
Partner, Thelen Reid & Priest LLP

Mr. Honigman, age 56, became a director in 1998. Mr. Honigman has been a partner of the law firm of Thelen Reid & Priest LLP since August 1998. Previously, he served as General Counsel to the Department of the Navy for five years. As chief legal officer of the Department of the Navy and the principal legal advisor to the Secretary of the Navy, Mr. Honigman was recognized as a leader in acquisition reform, procurement-related litigation and the accomplishment of national security objectives in the context of environmental compliance. He also exercised Secretariat oversight of the Naval Criminal Investigative Service and served as the Department's Designated Agency Ethics Officer and Contractor Suspension and Debarment Official. For his service, Mr. Honigman received the Department of the Navy Distinguished Public Service Award. Prior to that, he was a partner of the law firm of Miller, Singer, Raives & Brandes. Mr. Honigman is a director of The Wornick Company, a producer of combat and humanitarian rations for the Department of Defense.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE EXPIRATION OF THEIR TERMS AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

IRA ALBOM—
Former Senior Vice President, Teleflex, Inc.

Mr. Albom, age 75, became a director in February 1997. Mr. Albom was employed from 1977 to 2003 by Teleflex, Inc., a defense and aerospace company, and he was Senior Vice President of Teleflex from 1987 to 2003. Mr. Albom has over forty years of operations and management experience in the defense and aerospace industry. At Teleflex he was actively involved in leading diligence teams and negotiating terms of mergers and acquisitions, as well as negotiating major contracts for Teleflex's Defense/Aerospace Group. Mr. Albom also serves as a director of Klune Industries, Inc.

MARK N. KAPLAN—
Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP

Mr. Kaplan, age 74, became a director in 1986. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 to 1998 and is now of counsel to the firm. Mr. Kaplan also serves as a director of American Biltrite Inc., Autobytel, Inc., Refac, Congoleum Corporation and Volt Information Sciences, Inc.

GENERAL DENNIS J. REIMER, USA (Ret.)—
Director, National Memorial Institute for the Prevention of Terrorism

General Reimer, age 65, became a director in 2000. Since April 2000, he has served as Director of the National Memorial Institute for the Prevention of Terrorism, located in Oklahoma City, Oklahoma. General Reimer served as the 33rd Chief of Staff, U.S. Army from June 1995 until June 1999. Prior to that, he was Commanding General of United States Army Forces Command, Fort McPherson, Georgia. From August 1999 until March 2000, General Reimer served as Distinguished Fellow of the Association of the U.S. Army. General Reimer also serves as a director of Microvision, Inc., Mutual of America and Plato Learning, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR THE ELECTION OF THE NOMINEES.

RATIFYING THE APPOINTMENT OF KPMG AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

        KPMG LLP audited our annual consolidated financial statements for the year ended March 31, 2004. In addition, KPMG reviews our interim consolidated financial statements. If a majority of votes cast at the meeting is not voted for ratification of this selection of auditors, the board will reconsider its appointment of KPMG as our independent registered public accounting firm (the "independent auditors") for the year ending March 31, 2005.

        We have been advised by KPMG that KPMG are independent accountants with respect to DRS within the meaning of the Securities Acts administered by the Securities and Exchange Commission (the "SEC") and the requirements of the Independence Standards Board.

DISCLOSURE OF AUDITOR FEES

        The chart below sets forth the total amount billed to us by KPMG for services performed for the fiscal years ended March 31, 2004 and 2003 and breaks down these amounts by the category of service:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2004	$2,149,370	$51,500	$963,343	$0
2003	$1,319,000	$0	$696,000	$0

        Audit Fees:    Audit fees are fees we paid KPMG for professional services for the audit of our consolidated financial statements included in Form 10-K and review of consolidated financial statements included in Form 10-Qs, and for services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including issuance of comfort letters and consents.

        Audit-Related Fees:    Audit-related fees are fees billed by KPMG for assurance and related services that traditionally are performed by the independent accountants, principally audits of employee benefit plans.

        Tax Fees:    Fees billed for the years ended March 31, 2004 and 2003 related to tax compliance, tax advice and tax planning, including tax reviews of our stock offering and acquisitions, individual expatriate tax assistance and IRS examination assistance.

        All Other Fees:    We did not engage KPMG to provide any advice other than as set forth above during the years ended March 31, 2004 and 2003.

        The Audit Committee has considered all services provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors' independence.

        The Audit Committee is responsible for appointing the Company's independent auditors and approving the terms of the independent auditors' services. The Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditors. This policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditors may perform. The policy requires that for each fiscal year, a description of the services (the "Service List") anticipated to be performed by the independent auditors in each of the Disclosure Categories in the ensuing fiscal year be presented by the Company's chief financial officer (the "CFO") to the Audit Committee for approval.

        Any requests for audit, audit-related, tax and other services not covered by the Service List must be submitted to the Audit Committee by the CFO for specific pre-approval, irrespective of the amount, and work cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman updates the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

        On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared with the original Service List and the forecast of remaining services and fees for the fiscal year.

        All services performed by KPMG for fiscal 2004 were approved by the Audit Committee in accordance with its policy. Services anticipated to be performed by KPMG for fiscal 2005 also have been approved in accordance with the policies and procedures of the Audit Committee.

        KPMG will have a representative at the meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows as of May 31, 2004 the number of shares of common stock beneficially owned by each director and director nominee, each executive officer and by all of our directors, nominees and executive officers as a group. The address for each person listed below is in care of DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percent of Class
Mark S. Newman	796,418	(b)(c)(d)(e)	2.9%
Ira Albom	24,800	(c)	*
Donald C. Fraser	20,000	(c)	*
William F. Heitmann	11,000	(c)	*
Steven S. Honigman	2,500	(c)	*
C. Shelton James	8,656	(c)	*
Mark N. Kaplan	21,000	(c)	*
Robert B. McKeon(f)	384,734	(c)(g)	1.4%
Stuart F. Platt	88,150	(c)	*
Dennis J. Reimer	10,500	(c)	*
Eric J. Rosen	15,000	(c)	*
Paul G. Casner, Jr.	112,130	(c)(d)	*
Nina Laserson Dunn	57,971	(c)(d)	*
Robert F. Mehmel	70,650	(c)(d)	*
Richard A. Schneider	86,660	(b)(c)(d)	*
All directors, director nominees and executive officers as a group (15 persons)	1,710,169	(b)(c)(d)	6.2%

*
Less than 1%.

(a)
As of May 31, 2004 there were 27,067,353 shares of common stock outstanding. Unless otherwise noted, each beneficial owner had sole voting power and investment power over the shares of common stock indicated opposite such beneficial owner's name.

(b)
Does not include 5,709 shares of common stock held by the trustee of our Retirement/Savings Plan. Mr. Newman and Mr. Schneider share the power to direct the voting of such shares with members of the administrative committee of such plan. Mr. Newman and Mr. Schneider disclaim beneficial ownership as to and of such shares.

(c)
Includes shares of common stock that might be purchased upon exercise of options that were exercisable on May 31, 2004 or within 60 days thereafter, as follows: Mr. Newman, 632,500 shares; Mr. Albom, 20,000 shares; Dr. Fraser, 20,000 shares; Mr. Heitmann, 10,000 shares; Mr. Honigman, 2,500 shares; Mr. James, 7,500 shares; Mr. Kaplan, 20,000 shares; Mr. McKeon 0 shares; Admiral Platt, 77,500 shares; General Reimer, 10,000 shares; Mr. Rosen, 15,000 shares; Mr. Casner, 57,500 shares; Ms. Dunn, 32,500 shares; Mr. Mehmel, 61,250 shares; Mr. Schneider, 68,750 shares; and all directors, nominees and executive officers as a group, 1,035,000 shares.

(d)
Includes shares of restricted stock with a vesting date of January 21, 2007, as follows: Mr. Newman, 26,000 shares; Mr. Casner, 9,000 shares; Ms. Dunn, 4,700 shares; Mr. Mehmel, 4,700 shares; and Mr. Schneider, 4,700. Restricted stock is granted in the name of the employee, who has all of the rights of a stockholder, subject to certain restrictions. The restricted stock shares cliff vest three years from the date of grant.

(e)
Includes 4,800 shares of common stock held by Mr. Newman as custodian for his daughter, over which Mr. Newman has sole voting and investment power, and 50,000 shares of common stock the receipt of which has been deferred by Mr. Newman.

(f)
Mr. McKeon resigned as a director on June 4, 2004.

(g)
Shares are held by Veritas Capital Fund, L.P. Mr. McKeon is one of two managing members of Veritas Capital Management, L.L.C. which is the general partner of Veritas Capital Fund, L.P.

        The following table sets forth security ownership information, as of the date indicated, with respect to each holder, other than our directors, director nominees and executive officers, known by us to own beneficially more than five percent of the Company's common stock.

Name and Address of Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class
Morgan Stanley & Co., Incorporated 1585 Broadway New York, NY 10036	1,839,713	(a)	7.1%
Lazard Asset Management, LLC 30 Rockefeller Plaza, 59th Floor New York, NY 10112	1,305,795	(b)	5.0%
Snyder Capital Management, L.P. 350 California Street, Suite 1460 San Francisco, CA 94104	1,299,800	(c)	5.0%

(a)
As reported in Schedule 13F filed by Morgan Stanley & Co., Incorporated with the Commission on May 17, 2004.

(b)
As reported in Schedule 13F filed by Lazard Asset Management, LLC with the Commission on May 6, 2004.

(c)
As reported in Schedule 13F filed by Snyder Capital Management, L.P. with the Commission on May 12, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of the outstanding shares of our common stock, to file reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock with the Commission and each securities exchange on which our common stock is traded. Such persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of Forms 3 and 4 and amendments to such forms furnished to us during fiscal 2004, and upon a review of Forms 5 and amendments to Forms 5 furnished to us with respect to fiscal 2004, or upon written representations received by us from certain reporting persons that no Forms 5 were required for those persons, we believe that no director, executive officer or holder of more than 10% of the outstanding shares of common stock failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act during, or with respect to, fiscal 2004, except General Reimer who inadvertently filed one untimely Form 4 with respect to one market acquisition of common stock.

THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

Board Independence

        All of our directors, other than Mr. Newman, are "independent" under the standards of the New York Stock Exchange (NYSE).

        Our board of directors held eight meetings and approved certain matters by unanimous written consent during fiscal 2004. Each director attended at least 75% of the meetings of the board and meetings of the committees on which the director served during the period of his service as a director. The chairperson of the Nominating and Corporate Governance Committee (the "Lead Director") presides at all executive sessions of non-management directors. Interested stockholders may contact the Lead Director by addressing such correspondence to the Lead Director and sending it to the General Counsel of DRS at 5 Sylvan Way, Parsippany, New Jersey 07054.

        The board has four standing committees: the Audit Committee, the Executive Compensation Committee, the Ethics Committee and the Nominating and Corporate Governance Committee. During our last fiscal year, the Audit Committee met five times, the Executive Compensation Committee met eight times and the Ethics Committee met two times. The Nominating and Corporate Governance Committee held its first meeting on May 6, 2004. We encourage directors to attend the Company's annual meeting. All directors attended our 2003 annual meeting.

        Audit Committee.    The Audit Committee of the board consists of Dr. Fraser and Messrs. Heitmann, James and Rosen, with Mr. Heitmann serving as Chairman. All of the members of the Audit Committee are "independent" and, as a result, no member has any relationship with the Company that may interfere with the exercise of his independence from the Company and the Company's management. The board has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The board has determined that each of Messrs. Heitmann and James qualify as an "Audit Committee Financial Expert," as defined by the rules of the SEC.

        The Audit Committee oversees and reports to the board concerning our general policies and practices with respect to accounting, financial reporting and internal controls, as well as such policies and practices of our subsidiaries. It also appoints our independent auditors and maintains a direct exchange of information between the board and the independent auditors. The Audit Committee operates under a written charter that was amended by the board on May 13, 2004, a copy of which is attached hereto as Annex A and is also available on our corporate website at www.drs.com under the heading "Investor Info." A copy of the charter is also available in print to stockholders, upon request addressed to the Company's Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054. The report of the Audit Committee is set forth below.

        Executive Compensation Committee.    The Executive Compensation Committee consists of Admiral Platt, General Reimer and Messrs. Albom, Honigman and Kaplan, with Mr. Kaplan serving as Chairman. The Executive Compensation Committee establishes policies and programs that govern the compensation of our chief executive officer and other executive officers and administers our 1991 Stock Option Plan, the 1996 Omnibus Plan and stock option plans that were assumed by DRS in connection with an acquisition in fiscal 1999. The Executive Compensation Committee operates under a written charter that was adopted by the board on May 14, 2003, a copy of which is available on our corporate website at www.drs.com under the heading "Investor Info." A copy of the charter is also available in print to stockholders, upon request addressed to the Company's Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054. The report of the Executive Compensation Committee is set forth below.

        Ethics Committee.    The Ethics Committee consists of Messrs. Newman and Honigman, General Reimer and Ms. Dunn, Executive Vice President, General Counsel and Secretary of DRS (ex officio), with Mr. Honigman serving as Chairman. The Ethics Committee provides oversight with respect to issues involving compliance with law and our ethics program. The Ethics Committee operates under a written charter that was adopted by the board on May 14, 2003, a copy of which is available on our corporate website at www.drs.com under the heading "Investor Info." A copy of the charter is also available in print to stockholders, upon request addressed to the Company's Secretary, 5 Sylvan Way, Parsippany New Jersey 07054.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee") consists of Messrs. Kaplan, Albom and General Reimer, with Mr. Kaplan serving as Chairman. Each member of the Nominating/Governance Committee is an independent director under the NYSE listing standards. The Nominating/Governance Committee held its first meeting on May 6, 2004. The functions of the Nominating/Governance Committee include the following:

  •
  identifying and recommending to the board individuals qualified to serve as members of the board;

  •
  recommending to the board directors to serve on committees of the board;

  •
  advising the board with respect to matters of board composition and procedures; and

  •
  developing and recommending to the board a set of corporate governance guidelines.

        The Nominating/Governance Committee is governed by a written charter, a copy of which is available on our corporate website at www.drs.com under the heading "Investor Info." A copy of the charter is also available in print to stockholders, upon request addressed to the Company's Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054.

        The Nominating/Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating/Governance Committee will take into consideration the needs of the board and the qualifications of the candidate. The committee also may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

    •
    The name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

    •
    The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director, if selected by the Nominating/Governance Committee and nominated by the board.

The stockholder recommendation and information described above must be sent to the Company's Secretary at 5 Sylvan Way, Parsippany, New Jersey 07054 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders.

        The Nominating/Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

        The Nominating/Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the board—for example, retirement as a CEO or CFO of a public company or exiting government or military service—especially business and civic leaders in the communities in which the Company's facilities are located. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee also will consider candidates recommended by stockholders.

        Once a person has been identified by the Nominating/Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Stockholder Communications with Directors

        The board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board (including, without limitation, the Lead Director or the non-management directors as a group), any board committee or any chair of any such committee by mail. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the General Counsel at 5 Sylvan Way, Parsippany, New Jersey 07054. All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Compensation Committee Interlocks and Insider Participation

        In the fiscal year ended March 31, 2004, there were no interlocking relationships existing between the Company's board of directors or compensation committee of any other company.

Compensation of Directors

        Directors who are our employees or employees of our subsidiaries do not receive directors' fees. Each non-employee director receives as compensation for his or her services a fee of $8,750 per quarter, plus a fee of $2,500 for each meeting of the board attended. The chair of the Audit Committee receives an additional fee of $1,250 per quarter and the chair of the Executive Compensation Committee receives an additional fee of $625 per quarter. Directors who also serve on committees of the board receive an additional $1,250 ($2,000 for the committee chairpersons) for services rendered in connection with each committee meeting attended.

        On February 7, 1996 the then-existing stock option committee of the board adopted, and the board ratified, resolutions which instituted an arrangement under our 1991 Stock Option Plan by which each director who was not or has never been our employee or an employee of one of our subsidiaries (a "non-employee director") as of such date would be (a) immediately granted a non-qualified stock option to purchase 5,000 shares of common stock, and (b) on the date of each annual meeting, commencing with the annual meeting following the annual meeting at which these resolutions were approved, granted a non-qualified stock option to purchase 2,500 shares of common stock. Our stockholders approved these resolutions on August 7, 1996. Under our 1996 Omnibus Plan, the non-employee directors described above are eligible to receive grants of options to purchase 2,500 shares of common stock on the dates described above. However, provisions in each of the resolutions and the 1996 Omnibus Plan state that a non-employee director may not be granted options to purchase more than 2,500 shares of common stock under the 1996 Omnibus Plan or any other stock option plan during any tax year of DRS, thus avoiding any potential for overlap.

Certain Relationships and Related Transactions

        We currently lease a building in Oakland, New Jersey owned by LDR Realty Co., a partnership that was wholly owned, in equal amounts, by David E. Gross, our co-founder and the former President and Chief Technical Officer, and the late Leonard Newman, our co-founder and the former Chairman of the Board, Chief Executive Officer and Secretary and the father of Mark Newman, our current Chairman of the Board, President and Chief Executive Officer. The lease agreement, with a monthly rental of $21,152, expires on April 30, 2007. Following Leonard Newman's death in November 1998, Mrs. Ruth Newman, the wife of Leonard Newman and the mother of Mark Newman, succeeded to Leonard Newman's interest in LDR Realty Co.

        Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mark N. Kaplan, a member of our board, is of counsel, provided legal services to us during the 2004, 2003 and 2002 fiscal years. We paid $2.9 million, $2.5 million and $1.8 million in fees to the firm during fiscal 2004, 2003 and 2002, respectively.

        Kronish Lieb Weiner & Hellman LLP, a law firm of which Alison Newman, sister of Mark Newman, is a partner, provided legal services to us during the 2004, 2003 and 2002 fiscal years. The amount paid to the firm during each of the years in the three-year period ended March 31, 2004 was immaterial.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to DRS for the fiscal years ended March 31, 2004, 2003 and 2002, of those persons who were, at March 31, 2004, (i) the chief executive officer, and (ii) the four most highly compensated executive officers other than the chief executive officer (collectively, the "Named Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation(a)		Restricted Stock Awarded ($)(b)
	Fiscal Year				Securities Underlying Options(#)		All Other Compensation ($)(c)(d)(e)
		Salary($)	Bonus($)
Mark S. Newman Chairman of the Board, President & Chief Executive Officer	2004 2003 2002	728,750 687,500 625,000	1,224,200 688,000 717,500	741,780 — —	123,000(f 90,000(f 90,000(f	) ) )	45,372 43,638 34,529
Paul G. Casner, Jr. Executive Vice President, Chief Operating Officer	2004 2003 2002	452,800 431,200 392,000	652,100 384,000 415,800	256,770 — —	44,000(f 50,000(f 50,000(f	) ) )	183,673 26,179 23,994	(g)
Nina Laserson Dunn Executive Vice President, General Counsel & Secretary	2004 2003 2002	333,800 321,000 300,000	367,200 273,000 275,500	134,091 — —	22,200(f 30,000(f 30,000(f	) ) )	22,878 20,201 18,698
Robert F. Mehmel Executive Vice President, Business Operations & Strategy	2004 2003 2002	357,100 343,400 317,885	406,200 291,000 310,750	134,091 — —	22,200(f 35,000(f 30,000(f	) ) )	18,436 17,572 14,042
Richard A. Schneider Executive Vice President, Chief Financial Officer	2004 2003 2002	294,415 279,300 261,000	300,400 234,000 275,500	134,091 — —	22,200(f 30,000(f 30,000(f	) ) )	19,476 18,995 15,485

(a)
The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 2004, 2003 and 2002, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation" by Item 402 of Regulation S-K of the Securities Exchange Act of 1934, as amended, earned by the Named Officers.

(b)
During fiscal 2004, the Company granted 135,250 shares of restricted stock to certain employees of the Company, including 49,100 to the Named Officers. Restricted stock is granted in the name of the employee, who has all the rights of a stockholder, subject to certain restrictions. The restricted stock shares cliff vest three years from the date of grant. The number of restricted shares granted during fiscal 2004 and the values of such grants as of March 31, 2004 (based upon a closing price of $27.98 for the Company's common stock on that date), were as follows:

Restricted Stock Grants in Last Fiscal Year

	Shares of Restricted Stock	Value of Restricted Stock
Mark S. Newman	26,000	$727,480
Paul G. Casner, Jr.	9,000	$251,820
Nina Laserson Dunn	4,700	$131,506
Robert F. Mehmel	4,700	$131,506
Richard A. Schneider	4,700	$131,506
(c)
The amounts of employer contributions to our Retirement/Savings Plan (see "Retirement/Savings Plan" below) are included in the calculation of the "All Other Compensation" column in lieu of the "Salary" or "Bonus" columns. The amounts of such contributions to our Retirement/Savings Plan in the fiscal years ended March 31, 2004, 2003 and 2002, respectively, in the accounts of the Named Officers, were as follows: Mr. Newman, $9,750, $9,000 and $6,062; Mr. Casner, $9,750, $9,000 and $6,062; Ms. Dunn, $9,750, $9,000 and $6,062; Mr. Mehmel, $9,750, $9,000 and $6,062; and Mr. Schneider, $9,750, $9,000 and $6,062.

(d)
Includes the fixed annual amounts, computed on a fiscal year basis, provided by DRS for the benefit of the Named Officers, to reimburse them for the amounts of medical and hospital expenses they actually incurred, which are not covered or paid to them under our group medical and hospitalization plans during the fiscal years ended March 31, 2004, 2003 and 2002, respectively, as follows: Mr. Newman, $10,000, $10,000 and $10,000; Mr. Casner, $7,500, $7,500 and $7,500; Ms. Dunn, $7,500, $7,500 and $7,500; Mr. Mehmel, $7,500, $7,500 and $7,500; and Mr. Schneider, $7,500, $7,500 and $7,500. See "Medical Reimbursement Plan" below.

(e)
We pay the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. In addition, we pay premiums on policies maintained in connection with our Supplemental Executive Retirement Plan (see "Supplemental Executive Retirement Plan" below). Under certain of the life insurance policies, DRS is a beneficiary to the extent of the premiums paid. The economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 2004, 2003 and 2002, respectively, was as follows: Mr. Newman, $25,622, $24,638 and $18,467; Mr. Casner, $16,423, $9,679 and $10,432; Ms. Dunn, $5,628, $3,701 and $5,136; Mr. Mehmel, $1,186, $1,072 and $480; and Mr. Schneider, $2,226, $2,495 and $1,923.

(f)
Represents non-qualified stock options to purchase shares of common stock under our 1996 Omnibus Plan. Those options, with grant dates of January 22, 2004, November 6, 2002 and November 16, 2001, respectively, have a term of 10 years and become exercisable on the first four anniversaries of the dates of grant at 25% per year.

(g)
On January 1, 2004, Mr. Casner became entitled to a deferred compensation benefit of $150,000, payable over five years in quarterly installments of $7,500.

Termination of Employment and Change in Control Agreements

        In November 1996, we entered into an agreement with Mr. Newman (the "Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause, or (ii) termination of the Employment Agreement by Mr. Newman for good reason, as defined therein. Severance benefits include continuation of salary for the remaining term of the Employment Agreement or twelve (12) months, whichever is greater, plus payment of a pro-rata portion of the bonus earned for the previous fiscal year. In the event of a termination of his employment by DRS other than for cause or by Mr. Newman for good reason following a change in control of DRS, the severance benefit would be equal to 2.99 times the sum of Mr. Newman's base salary plus the bonus earned in the previous fiscal year. In either case, we also would be required to provide outplacement assistance to Mr. Newman and continuation of benefits for the remaining term of the Employment Agreement. In addition, all stock options granted to Mr. Newman would vest immediately and would remain exercisable during the twelve (12)-month period following termination.

        In April 1997, we entered into an agreement with Ms. Dunn (the "Dunn Employment Agreement"), which provides for severance benefits in the event of (i) termination of her employment by DRS other than for cause, or (ii) termination of the Dunn Employment Agreement by Ms. Dunn for good reason, as defined therein. Severance benefits include continuation of salary for the remaining term of the Dunn Employment Agreement or twenty-four (24) months, whichever is greater, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of termination of her employment by DRS other than for cause or by Ms. Dunn for good reason following a change in control of DRS, the severance benefit would be equal to 2.99 times the sum of Ms. Dunn's base salary plus the bonus earned in the previous fiscal year. In either case, we also would be required to provide outplacement assistance to Ms. Dunn and continuation of benefits for the remaining term of the Dunn Employment Agreement. In addition, all stock options granted to Ms. Dunn would vest immediately and would remain exercisable during the twelve (12)-month period following termination.

        In February 1999, we entered into an agreement with Mr. Schneider (the "Schneider Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause, or (ii) termination of the Schneider Employment Agreement by Mr. Schneider for good reason, as defined therein. Severance benefits include continuation of salary for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of termination of his employment by DRS other than for cause or by Mr. Schneider for good reason following a change in control of DRS, the severance benefit would be equal to the bonus earned in the previous fiscal year plus 2.0 times Mr. Schneider's base salary. In either case, we also would be required to provide outplacement assistance to Mr. Schneider and continuation of benefits for the remaining term of the Schneider Employment Agreement. In addition, all stock options granted to Mr. Schneider would vest immediately and would remain exercisable during the twelve (12)-month period following termination.

        In August 2000, we entered into an agreement with Mr. Casner (the "Casner Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause, or (ii) termination of the Casner Employment Agreement by Mr. Casner for good reason, as defined therein. Severance benefits in the event of termination include continuation of salary for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of termination of his employment by DRS other than for cause or by Mr. Casner for good reason following a change in control of DRS, the severance benefit would be equal to the bonus earned in the previous fiscal year plus 2.0 times Mr. Casner's base salary. In either case, we also would be required to provide outplacement assistance to Mr. Casner and continuation of benefits for the remaining term of the Casner Employment Agreement. In addition, all stock options granted to Mr. Casner would vest immediately and would remain exercisable during the twelve (12)-month period following termination.

        In June 2002, we entered into an agreement with Mr. Mehmel (the "Mehmel Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by DRS other than for cause, or (ii) termination of the Mehmel Employment Agreement by Mr. Mehmel for good reason, as defined therein. Severance benefits in the event of termination include continuation of salary for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of termination of his employment by DRS other than for cause or by Mr. Mehmel for good reason following a change in control of DRS, the severance benefit would be equal to the bonus earned in the previous fiscal year plus 2.0 times Mr. Mehmel's base salary. In either case, we also would be required to provide outplacement assistance to Mr. Mehmel and continuation of benefits for the remaining term of the Mehmel Employment Agreement. In addition, all stock options granted to Mr. Mehmel would vest immediately and would remain exercisable during the twelve (12)-month period following termination.

        See "Supplemental Executive Retirement Plan" below.

Retirement/Savings Plan

        The Summary Compensation Table above includes amounts deferred by the Named Officers, pursuant to our Retirement/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 100% vested after completion of three years of service.

Medical Reimbursement Plan

        At the beginning of each calendar year, we accrue fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse Named Officers for the amounts of medical and hospital expenses actually incurred by them which are not covered under our group medical and hospitalization plans. The amount accrued for the benefit of each Named Officer is included in the officer's compensation for tax purposes, regardless of whether such accrued amount is actually paid to him or her. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by DRS to the medical insurance carrier.

Supplemental Executive Retirement Plan

        On February 1, 1996, we established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain key executives, which include the Named Officers. Pursuant to the SERP, we will provide retirement benefits to each key executive, based on years of service and final average annual compensation, in accordance with the benefit class to which such executive is assigned by the Executive Compensation Committee, as defined in the SERP. In addition, with respect to participants who entered the SERP prior to April 1, 2004, we advance premiums for life insurance policies, which provide a pre-retirement death benefit equal to five times the participant's salary at time of death. With respect to persons who become participants after April 1, 2004, the SERP provides for a death benefit equal to the present value of such participant's accrued benefit. Effective as of April 1, 2004, participants can retire early under the SERP after age 55 and 10 years of deemed service with DRS. In the event of a change in control, as defined in the SERP, benefits become fully vested and, effective as of May 14, 2004, are paid out to participants in a single lump sum amount (not reduced for early payment). The SERP is non-contributory and, until the end of fiscal 2004, was unfunded.

        The following table sets forth the estimated annual benefits payable upon retirement to the Named Officers.

PENSION PLAN TABLE(a)

		Years of Service(d)
Final Average Compensation(b)	Benefit Class(c)
		10	15	20	25	30
$250,000	A	$75,000	$93,750	$112,500	$131,250	$150,000
	B	50,000	68,750	87,500	106,250	125,000
500,000	A	150,000	187,500	225,000	262,500	300,000
	B	100,000	137,500	175,000	212,500	250,000
750,000	A	225,000	281,250	337,500	393,750	450,000
	B	150,000	206,250	262,500	318,750	375,000
1,000,000	A	300,000	375,000	450,000	525,000	600,000
	B	200,000	275,000	350,000	425,000	500,000
1,250,000	A	375,000	468,750	562,500	656,250	750,000
	B	250,000	343,750	437,500	531,250	625,000
1,500,000	A	450,000	562,500	675,000	787,500	900,000
	B	300,000	412,500	525,000	637,500	750,000
1,750,000	A	525,000	656,250	787,500	918,750	1,050,000
	B	350,000	481,250	612,500	743,750	875,000
2,000,000	A	600,000	750,000	900,000	1,050,000	1,200,000
	B	400,000	550,000	700,000	850,000	1,000,000

(a)
This table sets forth the annual benefit that would be payable to the Named Officer for life, at normal retirement age (65). These amounts are subject to offset by income resulting from amounts contributed by DRS to the Retirement/Savings Plan (See "Retirement/Savings Plan" above) and social security benefits. A retiring employee may elect to receive a reduced retirement benefit with joint and survivor rights and/or a period-certain benefit.

(b)
Defined as the employee's average annual salary over the last 36 months of employment. Covered compensation under the SERP is the amount described as "Salary" in the Summary Compensation Table above for all participants other than the Chief Executive Officer and the Chief Operating Officer, as to whom covered compensation under the SERP is the sum of the amounts described as "Salary" and "Bonus" in the Summary Compensation Table above.

(c)
Mr. Newman receives benefits set forth for Benefit Class A. Messrs. Casner, Mehmel and Schneider and Ms. Dunn receive benefits set forth for Benefit Class B.

(d)
As of May 31, 2004, the Named Officers have been credited with the following years of service: Mr. Newman, 30 years; Mr. Casner, 13 years; Ms. Dunn, 12 years; Mr. Mehmel, 3 years; and Mr. Schneider, 16 years.

STOCK OPTIONS

        The following table contains information concerning the grant of stock options to the Named Officers during DRS's last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants(b)
	Number of Securities Underlying Options Granted(#)				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation to Option Term
		% of Total Options Granted to Employees in Fiscal 2004
Name			Exercise Price ($/sh)	Expiration Date
					5%(a)	10%(a)
Mark S. Newman	123,000	13.60%	$28.53	01/21/14	$2,096,716	$5,417,278
Paul G. Casner, Jr.	44,000	4.87%	$28.53	01/21/14	$750,045	$1,937,888
Nina Laserson Dunn	22,200	2.45%	$28.53	01/21/14	$378,432	$977,753
Robert F. Mehmel	22,200	2.45%	$28.53	01/21/14	$378,432	$977,753
Richard A. Schneider	22,200	2.45%	$28.53	01/21/14	$378,432	$977,753

(a)
The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the SEC and are not intended to forecast future appreciation of our stock price.

(b)
The options were granted on January 22, 2004 for shares of common stock under the 1996 Omnibus Plan at an exercise price at the fair market value of the common stock on the date of grant. The options have a 10-year term and become exercisable on the first four anniversaries of the date of grant at 25% per year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        Shown below is information with respect to the aggregate stock options exercised by the Named Officers during fiscal 2004, as well as the unexercised options to purchase DRS common stock granted through March 31, 2004 under our 1991 Stock Option Plan and the 1996 Omnibus Plan to the Named Officers and held by them at that date.

			Number of Securities Underlying Unexercised Options at March 31, 2004		Value of Unexercised In-the-Money Options at March 31, 2004($)(a)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark S. Newman	—	—	632,500	258,000	$10,128,638	$325,800
Paul G. Casner, Jr.	20,000	$344,375	57,500	116,500	$337,881	$144,800
Nina Laserson Dunn	27,500	$513,281	32,500	67,200	$159,175	$108,600
Robert F. Mehmel	—	—	61,250	75,950	$543,000	$181,000
Richard A. Schneider	5,000	$114,688	68,750	67,200	$795,950	$108,600

(a)
Based on the difference between the exercise price of each grant and the closing price on the New York Stock Exchange-Composite Transactions of DRS common stock on March 31, 2004, which was $27.98.

EQUITY COMPENSATION PLANS

        Shown below is information with respect to DRS common stock that may be issued upon exercise of options under all of our existing equity compensation plans as of March 31, 2004.

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	# of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
	(A)		(B)	(C)
Equity Compensation Plans Approved by Stockholders	2,933,725(a	)	$23.53	1,633,332
Equity Compensation Plans Not Approved by Stockholders (b)	250,000(c	)	$10.44	—

(a)
Includes 50,000 shares of common stock, the issuance and receipt of which were deferred by Mr. Newman following the exercise of certain options.

(b)
Excluded from plans not approved by stockholders are 2,500 stock options that we assumed in connection with an acquisition in fiscal 1999. Such options have a weighted average exercise price of $17.01. There are no such securities remaining for future issuance.

(c)
Represents stock options granted to Mr. Newman by the board on October 26, 1998. Such stock options were granted to Mr. Newman by the board in its discretion and not pursuant to any equity compensation plan.

CODE OF ETHICS

        We have adopted a Code of Ethics that applies to all of our employees and directors, including our chief executive officer, chief financial officer and controller. Our Code of Ethics has been posted on our corporate web site at www.drs.com under the heading "Investor Info."

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Executive Compensation Committee are Messrs. Albom, Honigman, Kaplan and Admiral Platt and General Reimer. None of the foregoing individuals is currently an officer or an employee of DRS. Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mr. Kaplan is of counsel, provided legal services to us during our 2004 fiscal year (see "Certain Relationships and Related Transactions" above). Although Mr. Newman made recommendations to the Executive Compensation Committee with regard to the compensation of the other executive officers, including the other Named Officers, he did not participate in the committee's deliberations with respect to his own compensation.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

        The Executive Compensation Committee establishes, administers and reviews DRS's senior management compensation program and policies and recommends the form and amount of compensation to be paid to executive officers. Each member of the Executive Compensation Committee is an independent director as determined by our board of directors, based on the New York Stock Exchange listing rules. However, for purposes of Section 162(m) of the Internal Revenue Code, Mr. Kaplan is not an independent director. The committee's charter is published in the Investor Info/Corporate Governance section of the DRS web site at www.drs.com.

        DRS's senior executive compensation program is intended to attract, retain and motivate key executives critical to the success of our business. The goal of the committee is to develop compensation policies and practices that encourage and reward superior executive performance that will create long-term stockholder value and to encourage those key executives to remain with DRS and to continue to deliver that level of performance. This is accomplished by providing for compensation opportunities that are comparable to those offered by similar companies, rewarding long-term strategic management and the enhancement of stockholder value and creating a performance-oriented environment.

        Compensation packages consist of cash, certain benefits and equity-based compensation. We offer competitive base salaries that reflect individual competencies, skills, experience, performance and level of responsibility and that are related to compensation paid by companies in our industry of comparable size and complexity and located in similar geographic areas. Annual bonuses, when given, are linked to the financial performance of DRS and its subsidiaries as a whole, individual job performance, accomplishment of the individual's specified goals and contributions to operational performance, as well as the individual's adherence to high ethical standards as set forth in our Code of Ethics and Code of Business Conduct, including in dealing with DRS's stakeholders, such as our customers and vendors. Long-term incentives, in the form of stock option grants and grants of restricted stock or restricted stock units, also focus on performance and link executive rewards with growth in stockholder value over time.

        The Executive Compensation Committee consulted with Mercer Human Resource Consulting ("Mercer"), an independent compensation consulting firm, to assist in the design, assessment and implementation of the compensation program. The committee reviewed the compensation program with Mercer to determine that our program continues to accomplish our objectives.

        With the consultants' guidance, the committee reviewed changes in DRS's and its business units' overall financial results over time, comparing the results with goals identified for both financial and non-financial factors and also reviewed similar data for comparable companies to the extent available. The committee reviewed each executive officer's leadership performance, potential to enhance long-term stockholder value and commitment to fostering a culture of the highest integrity and compliance with applicable law.

  Chief Executive Officer's Compensation

        Mr. Newman's compensation was based on the policies described above. The committee considered the compensation paid to chief executive officers and other members of senior management of comparable companies, as well as Mr. Newman's strategic, financial and leadership skills. Mr. Newman's bonus award for fiscal 2004 was computed on the basis of a formula that applied a weighted performance factor to a target award established for his salary level. The weighted performance factor was derived as a result of Mr. Newman's achievement of certain individual and Company performance targets including, but not limited to, the achievement of a certain level of revenues, operating income, bookings and return on invested capital for fiscal 2004. The committee determined that Mr. Newman had continued to successfully lead DRS during an ever-changing and intensely competitive environment, including the integration of a major strategic acquisition that doubled the size of the Company and through implementation of a successful debt offering.

        Base salary and bonus awards for the other executive officers were computed by the committee on a basis similar to that used for Mr. Newman, using specific target awards that had been established for each individual's salary level, and considering Mr. Newman's assessment of each officer's accomplishments and performance. In making its determination of salary increases and regular bonus awards the committee considered the advice of Mercer.

        DRS's 1996 Omnibus Plan, which has been approved by our stockholders, is designed to give the committee (functioning as the Stock Option Committee under the 1996 Omnibus Plan) the flexibility to make annual long-term incentive awards that are comparable to those found in the marketplace in which DRS competes for executive talent. Stock options link compensation to the future return of DRS's stock on an absolute basis. Such awards are integral components of our compensation packages and are intended to provide executive officers with strong incentive to increase DRS's value. All options awarded to executive officers and other key personnel in fiscal 2004 have an exercise price equal to the closing market price of our common stock on the date of grant and are subject to a four-year vesting schedule.

        In addition, a portion of the compensation paid to key personnel during fiscal 2004 was in the form of restricted stock or restricted stock units. Grants of restricted stock or restricted stock units tie the executives' interests to those of stockholders, but do not overly dilute the interests of stockholders. Such grants give executives a direct interest in stockholder returns, and help to retain talent while using fewer shares of stock. In future years, as the accounting treatment for stock-based compensation changes, we believe that the use of restricted shares will better position the Company to reduce expenses while rewarding performance.

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the chief executive officer and the four most highly compensated executive officers (the "covered employees") in excess of the statutory minimum of $1 million per covered employee. Compensation which is "performance based" is not subject to this statutory minimum on deductibility. The committee's general policy is, where feasible, to structure the compensation paid to the covered employees so as to allow it to be deductible under Section 162(m) of the Code; however, the committee retains the flexibility, where necessary to meet competitive market pressures and promote incentive and retention goals, to pay compensation which may not be so deductible. For fiscal 2004, all of the compensation paid to the covered employees was deductible under Section 162(m).

    The Executive Compensation Committee:

    Mark N. Kaplan, Chairman
    Ira Albom
    Steven S. Honigman
    Stuart F. Platt
    Dennis J. Reimer

REPORT OF THE AUDIT COMMITTEE

        In accordance with the rules of the SEC, the Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC and shall not be deemed to be incorporated by reference in any of our company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after this filing and irrespective of any general language to the contrary.

        The Audit Committee assists the board in oversight of DRS's accounting, auditing and financial reporting practices. Our function is more fully described in our written charter, which was adopted by the board of directors on May 14, 2003 and amended and restated on May 13, 2004 to be consistent with the provisions of the Sarbanes-Oxley Act of 2002 as well as the corporate governance rules issued by the Securities and Exchange Commission and the New York Stock Exchange, as they relate to audit committee requirements.

        The Audit Committee consists of four members, each of whom is independent based on the New York Stock Exchange listing rules. Each member of the committee also satisfies the SEC's additional requirements for members of audit committees. In addition, our board of directors has determined that William F. Heitmann and C. Shelton James are each an "audit committee financial expert," as defined by SEC rules.

        Management is responsible for DRS's internal controls and financial reporting process. The independent accountants are responsible for performing an independent examination of DRS's annual consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon.

        In performing our oversight function, we reviewed and discussed the audited consolidated financial statements for the year ended March 31, 2004 with management and the independent auditors. We also discussed with DRS's independent auditors all matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU §380), and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the consolidated financial statements.

        We obtained from the independent auditors the written disclosures and a formal written statement describing all relationships between the independent auditors and DRS that might bear on the auditors' independence consistent with the requirements of Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and considered the compatibility of permissible non-audit services with the auditors' independence, and satisfied itself as to the auditors' independence.

        Based on the above-mentioned review and discussions with management and the independent auditors as described in this report, and subject to the limitation on the role and responsibilities of the Audit Committee, the committee recommended to the board of directors that the audited consolidated financial statements be included in DRS's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 to be filed with the Securities and Exchange Commission.

The Audit Committee:

William F. Heitmann, Chairman
Donald C. Fraser
C. Shelton James
Eric J. Rosen

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on DRS common stock against the total return of the NYSE Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification (SIC) Codes 3812, Search and Navigation Equipment, and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer databases, such as Dialog Information Systems.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG DRS TECHNOLOGIES, INC. COMMON STOCK,
NYSE MARKET INDEX AND PEER GROUP INDEX

*
Assumes that the value of the investment in DRS common stock and each index was $100 on April 1, 1999 and that dividends, if any, were reinvested.

	1999	2000	2001	2002	2003	2004
DRS Technologies, Inc.	100	124.22	196.75	518.13	312.63	349.75
NYSE Market Index	100	108.27	100.48	103.24	79.17	110.54
Peer Group	100	60.78	69.33	95.69	79.17	103.41

STOCKHOLDERS' PROPOSALS

        Any stockholder who desires to submit a proposal for inclusion in the proxy materials for our 2005 annual meeting of stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. We must receive such proposal, directed to DRS's Secretary, 5 Sylvan Way, Parsippany, New Jersey 07054, no later than the close of business on March 4, 2005 or the date that is 120 calendar days prior to the anniversary of the mailing date of this proxy.

        The advance notice provisions of the by-laws provide that stockholders are required to give advance notice to us of (i) any stockholder-proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The advance notice provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to DRS's Secretary not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by us, whichever first occurs. The chairman of the meeting may determine that the nomination of any person was not made in compliance with the advance notice provisions.

        The advance notice provisions further provide that, for business to be properly introduced by a stockholder when such business is not specified in the notice of meeting or brought by or at the direction of the board, the stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be given 10 days before or after such anniversary date. The chairman of the meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

        Under the advance notice provisions, the date by which stockholders were required to give notice to the Company of any stockholder-proposed director nomination or any business to be introduced by a stockholder at the annual meeting was June 7, 2004. For purposes of the 2004 annual meeting, the company determined to extend the deadline until July 6, 2004 by which stockholders are required to give advance notice to the Company of any stockholder-proposed director nomination or any business to be introduced by a stockholder at the 2004 annual meeting.

OTHER MATTERS

        The board is not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the meeting, the proxies confer discretionary authority with respect to acting on such other matters, and the persons named in the proxies intend to vote, act and consent in accordance with their best judgment.

SOLICITATION EXPENSES

        We will pay the costs of this solicitation. Proxies will be solicited principally by mail, but our officers and employees may make some telephone or personal solicitations of stockholders. DRS officers or employees who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out-of-pocket expenses in connection with the solicitation. We will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and we will reimburse them for their reasonable expenses incurred in doing so.

HOUSEHOLDING INFORMATION

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker, if your shares are held in a brokerage account, or the Company, if you hold registered shares. You can notify the Company by sending a written request to: 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations Officer.

COPIES OF ANNUAL REPORT TO STOCKHOLDERS

        A copy of our Annual Report on Form 10-K filed with the SEC for our latest fiscal year will be mailed to stockholders entitled to vote at the meeting with these proxy materials and also is available without charge to stockholders upon written request to the Company at: 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations Officer.

GENERAL

        UPON RECEIPT OF A WRITTEN REQUEST, WE WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2004 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS AND INVESTOR RELATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

By Order of the Board of Directors,
NINA LASERSON DUNN Secretary
Dated: June 30, 2004

ANNEX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
DRS TECHNOLOGIES, INC.
(As Amended and Restated by the Board On May 13, 2004)

I.     PURPOSE OF THE COMMITTEE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of DRS Technologies, Inc. (the "Company") is to assist the Board's oversight of:

  •
  the integrity of the Company's financial statements,

  •
  the Company's compliance with legal and regulatory requirements,

  •
  the Company's independent auditors' qualifications and independence, and

  •
  the performance of the Company's independent auditors and the Company's internal audit function;

and to prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall consist of three or more directors as determined from time to time by the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE"), and any additional requirements that the Board deems appropriate.

        The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

        Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

        At least one member of the Committee must be designated by the Board to be the "audit committee financial expert," as defined by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the "Act").

III.  MEETINGS OF THE COMMITTEE

        The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the senior executive of the Company's internal auditing department or other person responsible for the internal audit function and (iii) the Company's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

        A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee shall maintain minutes of its meetings and records relating to those meetings.

IV.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE, or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Auditors

        (a)   Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company's Annual Report on Form 10-K is referred to herein as the "independent auditors");

        (b)   Review and, in its sole discretion, approve in advance the Company's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company's management, if desired). Approval of audit and permitted non-audit services will be made by the Committee.

        (c)   Review the performance of the Company's independent auditors, including the lead partner of the independent auditors;

        (d)   Obtain at least annually from the Company's independent auditors and review a report describing:

          (i)    the independent auditors' internal quality-control procedures;

          (ii)   any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

          (iii)  all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

          The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

        (e)   Evaluate the independence of the Company's independent auditors.

Oversight of Annual Audit and Quarterly Reviews

        (f)    Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan's progress and results during the year;

        (g)   Review with management, the Company's independent auditors and, if appropriate, the senior executive of the Company's internal auditing department, the following:

          (i)    the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto;

          (ii)   the information required to be reported by the independent auditor;

          (iii)  major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company's selection or application of accounting principles;

          (iv)  any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Company's financial statements; and

          (v)   the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

        (h)   Resolve all disagreements between the Company's independent auditors and management regarding financial reporting;

        (i)    Review on a regular basis with the Company's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

          (i)    any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

          (ii)   any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

          (iii)  any "management" or "internal control" letter issued, or propose to be issued, by the independent auditors to the Company;

Oversight of the Financial Reporting Process and Internal Controls

        (j)    Review:

          (i)    the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the activities, organizational structure and resources of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors, management and senior executives in the Company's internal auditing department;

          (ii)   the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company's Annual Report on Form 10-K;

        (k)   Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:

          (i)    all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

          (ii)   any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

        (l)    Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

        (m)  Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Company's chief executive officer to assign additional internal audit projects to the senior executive of the Company's internal auditing department;

        (n)   Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

        (o)   Receive periodic reports from the Company's independent auditors, management and senior executive of the Company's internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

        (p)   Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the Company's independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company's financial statements should be included in the Annual Report on Form 10-K;

        (q)   Establish and maintain free and open means of communication between and among the Committee, the Company's independent auditors, the Company's internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

        (r)   Review the type and presentation of information to be included in the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

Miscellaneous

        (s)   Establish clear hiring policies by the Company for employees or former employees of the Company's independent auditors;

        (t)    Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Company;

        (u)   Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement;

        (v)   Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

        (w)  Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

        (x)   Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function; and

        (y)   Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.     EVALUATION OF THE COMMITTEE

        The Committee shall, on an annual basis, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

        The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

VI.   INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other consultants or advisers as it deems necessary.

* * *

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

        Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS AUGUST 5, 2004
ELECTION OF DIRECTORS
RATIFYING THE APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PENSION PLAN TABLE(a)
STOCK OPTIONS
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLANS
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* AMONG DRS TECHNOLOGIES, INC. COMMON STOCK, NYSE MARKET INDEX AND PEER GROUP INDEX
STOCKHOLDERS' PROPOSALS
OTHER MATTERS
SOLICITATION EXPENSES
HOUSEHOLDING INFORMATION
COPIES OF ANNUAL REPORT TO STOCKHOLDERS
GENERAL
ANNEX A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DRS TECHNOLOGIES, INC. (As Amended and Restated by the Board On May 13, 2004)